Exhibit 99.1

Investor Contact: John Heller – 952-229-7427 or ir@lifetimefitness.com

Media Contact: Jason Thunstrom – 952-229-7435 or pr@lifetimefitness.com

FOR IMMEDIATE RELEASE

LIFE TIME FITNESS ANNOUNCES FOURTH QUARTER AND

FULL-YEAR 2011 FINANCIAL RESULTS

•	Revenue Exceeded $1 Billion Milestone for 2011

•	Revenue Growth for the Quarter and Full Year were 12.2% and 11.0%, Respectively

•	For the Quarter, Diluted EPS was $0.48 and Non-GAAP Diluted EPS was $0.59

•	For the Full Year, Diluted EPS was $2.26 and Non-GAAP Diluted EPS was $2.42

CHANHASSEN, Minn. (February 16, 2012) – Life Time Fitness, Inc. (NYSE: LTM) today reported its financial results for the fourth quarter and full year ended December 31, 2011.

Fourth quarter 2011 revenue grew 12.2% to $250.9 million from $223.7 million during the same period last year. Revenue for the year totaled $1.014 billion, up 11.0% from $912.8 million during 2010.

In June 2009, the Company granted performance-based restricted stock to its senior management team. The Company achieved the diluted earnings per share performance criteria for vesting 50% of the stock (representing approximately 450,000 shares of restricted stock) in 2011. In fourth quarter 2011, the Company determined that achieving the 2012 diluted earnings per share performance criteria required for vesting the remaining stock was probable, resulting in a cumulative, non-cash performance share-based compensation expense of $6.7 million (pretax). This was in addition to performance share-based compensation expense of $1.0 million (pretax) for the fourth quarter related to the portion of the grant for which performance criteria was met in 2011. The Company anticipates recognizing the remaining $2.7 million (pretax) portion of the performance share-based compensation expense related to achieving the 2012 performance criteria ratably in 2012.

- more -

Life Time Fitness Fourth Quarter and Full-Year 2011 Results – Page 2

Net income for the quarter was $19.8 million, or $0.48 per diluted share, compared to net income of $17.6 million, or $0.43 per diluted share, for 4Q 2010. Net income for the full year was $92.6 million compared to $80.7 million in 2010, up 14.8%. Diluted earnings per share for 2011 was $2.26 compared to $2.00 in 2010, up 13.0%.

Non-GAAP net income for the quarter, excluding performance share-based compensation expense, was $24.6 million, or $0.59 per diluted share. For the full year, non-GAAP net income, excluding performance share-based compensation expense, was $99.1 million compared to $84.1 million in 2010, up 17.7%. Non-GAAP diluted earnings per share for 2011 was $2.42, compared to $2.08 in 2010, up 16.3%.

“2011 marked another strong year of operating results for Life Time,” said Bahram Akradi, Life Time Fitness chairman, president and chief executive officer. “We achieved our stretch revenue goal of $1 billion, marking a key milestone for our company. We also reestablished a faster growth rate via increased square footage, membership price and mix optimization, and sustained improvement in our in-center and ancillary business revenue. Our results were strong, highlighted by 11% total revenue growth, 16% in-center revenue growth and earnings per share growth of 16%, excluding the impact of non-cash performance share-based compensation expense. I am particularly proud of the unwavering focus of our team members in providing the best places, people and programs aligned around helping members achieve their total health objectives, athletic aspirations and/or fitness goals. Those efforts helped reduce our 2011 attrition rate to 35%, beating our goal of 36%.”

Akradi further commented, “For 2012, our focus remains similar. We intend to drive growth through square footage expansion and increased dues revenue per membership. Additionally, by fostering increased customer engagement, we expect to see in-center and ancillary revenue growth, all while expanding our margins. At the same time, we will continue the evolution of our Healthy Way of Life Company and brand through comprehensive programs and certified professionals, which help our members successfully reach their objectives and change their lives.”

- more -

Life Time Fitness Fourth Quarter and Full-Year 2011 Results – Page 3

During the quarter, Life Time acquired and assumed the operations of nine Lifestyle Family Fitness facilities in Indiana, Ohio and North Carolina. In January 2012, Life Time completed the acquisition of the Atlanta-based Racquet Club of the South, bolstering the Company’s tennis offering nationally.

In March, the Company plans to open its first Canada-based center in Mississauga, Ontario (Toronto market). The Company also plans to open a new center in Tulsa, its first location in Oklahoma, in April, and its fifth center in Atlanta, Georgia, in May.

Three and Twelve Months Ended December 31, 2011, Financial Highlights:

Total revenue for the fourth quarter grew 12.2% to $250.9 million from $223.7 million. Total revenue for the full year grew 11.0% to $1.014 billion from $912.8 million in 2010.

(Period-over-period growth)	4Q 2011 vs. 4Q 2010	2011 vs. 2010
• Membership dues	11.3%	10.0%
• Enrollment fees	(28.9%)	(24.5%)
• In-center revenue	17.1%	15.8%

• Same-center revenue (open 13 months or longer)	5.0%	5.1%
• Same-center revenue (open 37 months or longer)	4.9%	4.3%
• Average center revenue per membership	$380 – up 5.0%	$1,543 – up 4.6%
• Average in-center revenue per membership	$114 – up 9.9%	$481 – up 9.3%

Memberships grew 10.4% to 676,054 at December 31, 2011, from 612,556 at December 31, 2010.

•	Excluding memberships acquired in connection with the Lifestyle Family Fitness transaction, memberships grew 5.5% for the year.

•	Attrition in 4Q 2011 was 9.6%, down from 9.9% in the prior-year period.

•	Attrition improved to 35.0% in 2011 compared to 36.3% in 2010.

- more -

Life Time Fitness Fourth Quarter and Full-Year 2011 Results – Page 4

Total operating expenses during 4Q 2011 totaled $214.0 million compared to $189.1 million for 4Q 2010. Full-year operating expenses were $840.4 million compared with $752.1 million in 2010. Excluding the $7.7 million (pretax) and $10.6 million (pretax) of performance share-based compensation expense, 4Q 2011 and full-year operating expenses were $206.3 million and $829.8 million, respectively.

•	Income from operations margin was 14.7% for 4Q 2011 compared to 15.5% in the prior-year period.

•	Full-year income from operations margin was 17.1% compared to 17.6% in 2010.

•	Excluding the performance share-based compensation expense, 4Q 2011 and full-year income from operations margins were 17.8% and 18.1%, respectively.

(Expense as a percent of total revenue)	4Q 2011 vs. 4Q 2010	2011 vs. 2010
• Center operations[1]	59.6% vs. 60.9%	60.7% vs. 61.5%
• Advertising and marketing	3.9% vs. 3.6%	3.5% vs. 3.0%
• General and administrative[2]	6.9% vs. 6.9%	5.4% vs. 5.2%
• Other operating	4.8% vs. 2.9%	3.5% vs. 2.6%
• Depreciation and amortization	10.1% vs. 10.3%	9.8% vs. 10.1%

Net income for 4Q 2011 was $19.8 million, or $0.48 per diluted share, compared to net income of $17.6 million, or $0.43 per diluted share, for 4Q 2010. Net income for the full year was $92.6 million, or $2.26 per diluted share, compared to $80.7 million, or $2.00 per diluted share, for 2010.

Non-GAAP net income for the quarter, excluding the performance share-based compensation expense, was $24.6 million, or $0.59 per diluted share. For the full year, non-GAAP net income, excluding the performance share-based compensation expense, was $99.1 million, or $2.42 per diluted share.

The effective income tax rate for 2011 was 40.0% compared with 39.8% in 2010.

EBITDA for 4Q 2011 was $62.4 million compared with $57.8 million in 4Q 2010. Full-year EBITDA was $273.4 million compared with $254.2 million in 2010.

•	As a percentage of total revenue, EBITDA in 4Q 2011 was 24.9% compared to 25.8% in 4Q 2010.

•	EBITDA margin in 2011 was 27.0% compared to 27.9% in 2010.

[1]

Includes $1.8 million and $2.5 million of performance share-based compensation expense in 4Q 2011 and 2011, respectively, and $1.2 million of performance share-based compensation expense in 4Q 2010 and 2010.

[2]

Includes $5.9 million and $8.1 million of performance share-based compensation expense in 4Q 2011 and 2011, respectively, and $4.4 million of performance share-based compensation expense in 4Q 2010 and 2010.

- more -

Life Time Fitness Fourth Quarter and Full-Year 2011 Results – Page 5

Adjusted EBITDA for the quarter and full year, excluding performance share-based compensation expense, was $70.1 million and $284.0 million, respectively.

•	As a percentage of total revenue, adjusted EBITDA in 4Q 2011 was 27.9%.

•	Adjusted EBITDA margin in 2011 was 28.0%.

Cash flows from operating activities for the full year 2011 totaled $227.9 million compared to $192.3 million in 2010.

Weighted average fully diluted shares for 4Q 2011 totaled 41.3 million compared to 40.6 million in 4Q 2010. For the full year 2011, weighted average fully diluted shares totaled 40.9 million compared to 40.4 million in 2010.

2012 Business Outlook:

The following statements are based on the Company’s current expectations for fiscal year 2012 and incorporate 2011 operating trends. These 2012 expectations are subject to the risks and uncertainties further described in the Company’s forward-looking statements:

•	Revenue is expected to be up 10-12%, or $1.110-1.135 billion, driven primarily by growth in in-center revenue and corporate businesses, as well as membership growth in new and ramping centers.

•

Net income is expected to be up 18-24%, or $110.0-115.0 million, driven by revenue growth and cost efficiencies. The Company included $1.6 million (after tax) of anticipated performance share-based compensation expense in this net income guidance.

•

Diluted earnings per common share is expected to be $2.60-2.72. The Company included $0.04 impact of anticipated performance share-based compensation expense in this diluted earnings per common share guidance.

As announced on February 9, 2012, the Company will hold a conference call today at 10:00 a.m. ET to discuss its fourth quarter and full-year 2011 results. Bahram Akradi, Michael Robinson, executive vice president and chief financial officer, and John Heller, senior director, investor relations & treasurer, will host the conference call. The conference call will be webcast and may be accessed via the Company’s Investor Relations section of its website at lifetimefitness.com. A replay of the call will be available the same day via the Company’s website beginning at approximately 1:00 p.m. ET.

# # #

Life Time Fitness Fourth Quarter and Full-Year 2011 Results – Page 6

About Life Time Fitness, Inc.

As The Healthy Way of Life Company, Life Time Fitness (NYSE: LTM) helps organizations, communities and individuals achieve their total health objectives, athletic aspirations and fitness goals by engaging in their areas of interest — or discovering new passions — both inside and outside of Life Time’s distinctive and large sports, professional fitness, family recreation and spa destinations, most of which operate 24 hours a day, seven days a week. The Company’s healthy way of life approach enables customers to achieve this by providing the best programs, people and places of exceptional quality and value. As of February 16, 2012, the Company operated 93 centers under the LIFE TIME FITNESS® and LIFE TIME ATHLETICSM brands in 21 states and 26 major markets. Life Time also operated nine additional acquired facilities, which are in transition to become Life Time centers. More information about Life Time centers, programs and services is available at lifetimefitness.com.

Forward-Looking Statements

Certain information contained in this press release may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause the Company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. Among these factors are attracting and retaining members, risks related to our debt levels and debt covenants, the ability to access our existing credit facility and obtain additional financing, strains on our business from continued and future growth, including potential acquisitions and other strategic initiatives, risks related to maintenance and security of our data, competition from other health and fitness centers, identifying and acquiring suitable sites for new centers, delays in opening new centers and other factors set forth in the Company’s filings with the Securities and Exchange Commission. Diluted earnings per common share could also be affected by the number of shares outstanding, which depends on factors such as the number of shares issued upon exercise of stock options and future grants of awards pursuant to equity-based incentive plans as well as stock offerings and repurchases. The Company’s expectations for fiscal year 2012 exclude any additional unusual items that might occur during the fiscal year, such as litigation matters. While the Company has determined that achieving the 2012 diluted earnings per common share performance criteria required for vesting the remaining stock related to the June 2009 performance share-based restricted stock grant is probable and anticipates recognizing additional performance share-based compensation expense in 2012, the Company may not be able to meet those criteria due to risks and uncertainties, including those factors described above.

The Company cautions investors not to place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update such statement to reflect events or circumstances arising after such date. All remarks made during the Company’s financial results conference call will be current at the time of the call and the Company undertakes no obligation to update the replay.

Life Time Fitness Fourth Quarter and Full-Year 2011 Results – Page 7

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,487	$12,227
Accounts receivable, net	6,156	5,806
Center operating supplies and inventories	21,600	17,281
Prepaid expenses and other current assets	22,905	13,318
Deferred membership origination costs	12,525	14,728
Deferred income taxes	9,850	3,628
Income tax receivable	5,022	9,916

Total current assets	85,545	76,904
PROPERTY AND EQUIPMENT, net	1,740,434	1,570,234
RESTRICTED CASH	1,088	2,572
DEFERRED MEMBERSHIP ORIGINATION COSTS	8,131	7,251
GOODWILL	25,550	13,322
OTHER ASSETS	55,080	48,197

TOTAL ASSETS	$1,915,828	$1,718,480

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$6,849	$7,265
Accounts payable	22,035	18,913
Construction accounts payable	21,892	24,342
Accrued expenses	56,284	50,802
Deferred revenue	33,898	32,095

Total current liabilities	140,958	133,417
LONG-TERM DEBT, net of current portion	679,449	605,279
DEFERRED RENT LIABILITY	19,370	32,187
DEFERRED INCOME TAXES	100,582	89,839
DEFERRED REVENUE	8,203	7,279
OTHER LIABILITIES	9,793	9,901

Total liabilities	958,355	877,902

SHAREHOLDERS’ EQUITY:
Common stock	849	839
Additional paid-in capital	441,813	414,922
Retained earnings	517,404	424,787
Accumulated other comprehensive (loss) gain	(2,593)	30

Total shareholders’ equity	957,473	840,578

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,915,828	$1,718,480

Life Time Fitness Fourth Quarter and Full-Year 2011 Results – Page 8

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)
REVENUE:
Membership dues	$166,909	$149,899	$663,439	$603,231
Enrollment fees	4,157	5,849	18,447	24,426
In-center revenue	73,745	62,984	308,474	266,426

Total center revenue	244,811	218,732	990,360	894,083
Other revenue	6,103	4,941	23,314	18,761

Total revenue	250,914	223,673	1,013,674	912,844

OPERATING EXPENSES:
Center operations	149,436	136,130	614,949	561,070
Advertising and marketing	9,818	8,158	36,318	27,098
General and administrative	17,429	15,454	54,736	48,060
Other operating	12,165	6,398	35,562	23,544
Depreciation and amortization	25,198	22,928	98,843	92,313

Total operating expenses	214,046	189,068	840,408	752,085

Income from operations	36,868	34,605	173,266	160,759

OTHER INCOME (EXPENSE):
Interest expense, net	(4,865)	(5,989)	(20,138)	(27,795)
Equity in earnings of affiliate	326	270	1,299	1,176

Total other income (expense)	(4,539)	(5,719)	(18,839)	(26,619)

INCOME BEFORE INCOME TAXES	32,329	28,886	154,427	134,140
PROVISION FOR INCOME TAXES	12,486	11,292	61,810	53,448

NET INCOME	$19,843	$17,594	$92,617	$80,692

BASIC EARNINGS PER COMMON SHARE	$0.49	$0.44	$2.29	$2.03

DILUTED EARNINGS PER COMMON SHARE	$0.48	$0.43	$2.26	$2.00

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING—BASIC	40,487	40,010	40,358	39,809

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING—DILUTED	41,342	40,619	40,930	40,385

Life Time Fitness Fourth Quarter and Full-Year 2011 Results – Page 9

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year Ended
	December 31,
	2011	2010
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$92,617	$80,692
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	98,843	92,313
Deferred income taxes	5,557	6,162
Loss on disposal of property and equipment, net	1,779	2,001
Gain on sale of land held for sale	—	(527)
Amortization of deferred financing costs	2,269	2,706
Share-based compensation	19,767	12,835
Excess tax benefit related to share-based payment arrangements	(3,537)	(2,453)
Changes in operating assets and liabilities	10,277	(1,207)
Other	371	(257)

Net cash provided by operating activities	227,943	192,265

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(165,335)	(131,671)
Acquisitions, net of cash acquired	(70,264)	(16,659)
Proceeds from sale of property and equipment	794	851
Proceeds from sale of land held for sale	—	1,019
Proceeds from property insurance settlement	464	—
Increase in other assets	(92)	(2,943)
Decrease in restricted cash	1,484	369

Net cash used in investing activities	(232,949)	(149,034)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term borrowings	(79,192)	(40,394)
Proceeds from (repayments of) revolving credit facility, net	77,800	(3,900)
Increase in deferred financing costs	(4,989)	(499)
Excess tax benefit related to share-based payment arrangements	3,537	2,453
Proceeds from stock option exercises	3,162	5,142
Proceeds from employee stock purchase plan	1,061	907
Stock purchased for employee stock purchase plan	(1,113)	(995)

Net cash provided by (used in) financing activities	266	(37,286)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(4,740)	5,945
CASH AND CASH EQUIVALENTS—Beginning of period	12,227	6,282

CASH AND CASH EQUIVALENTS—End of period	$7,487	$12,227

Life Time Fitness Fourth Quarter and Full-Year 2011 Results – Page 10

Non-GAAP Financial Measures

This release and the related conference call disclose certain non-GAAP financial measures.

The Company achieved the diluted earnings per share performance criteria for vesting 50% of the performance share-based restricted stock granted in June 2009 (representing approximately 450,000 shares of restricted stock) in 2011. In 4Q 2011, the Company determined that achieving the 2012 earnings per common share performance criteria required for vesting the remaining stock was probable. As a result of this expense and expenses related to performance share-based compensation for the portion of the grant for which performance criteria was achieved in 2011, the Company recognized a cumulative performance share-based compensation expense of $7.7 million (pretax) in 4Q 2011 and $10.6 million (pretax) in 2011.

The Company believes that in order to properly understand its short-term and long-term financial trends from operations, investors may find it useful to exclude the impact of this expense from EBITDA, net income, diluted earnings per common share, income from operations and operating expenses. The resulting non-GAAP financial measures also may provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations, and may be useful for period-over-period comparisons of such operations.

EBITDA and Adjusted EBITDA. Earnings Before Interest, Income Taxes and Depreciation and Amortization (EBITDA) is a non-GAAP disclosure consisting of net income plus interest expense, net, provision for income taxes and depreciation and amortization. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and is not a measure of performance presented in accordance with GAAP. Adjusted EBITDA is the Company’s EBITDA excluding compensation expense related to the June 2009 performance share-based restricted stock grant. The Company uses EBITDA and Adjusted EBITDA as measures of operating performance. The funds depicted by EBITDA and Adjusted EBITDA are not necessarily available for discretionary use if they are reserved for particular capital purposes, to maintain compliance with debt covenants, to service debt or to pay taxes. EBITDA and Adjusted EBITDA should not be considered as a substitute for net income, net cash provided by operating activities or other income or cash flow data prepared in accordance with GAAP. Additional details related to EBITDA are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release.

Life Time Fitness Fourth Quarter and Full-Year 2011 Results – Page 11

The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA:

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net income	$19,843	$17,594	$92,617	$80,692
Interest expense, net	4,865	5,989	20,138	27,795
Provision for income taxes	12,486	11,292	61,810	53,448
Depreciation and amortization	25,198	22,928	98,843	92,313

EBITDA	$62,392	$57,803	$273,408	$254,248

Performance share-based compensation expense (pretax)	7,710	5,611	10,588	5,611

Adjusted EBITDA	$70,102	$63,414	$283,996	$259,859

Free Cash Flow. Free cash flow is a non-GAAP measure consisting of net cash provided by operating activities, less purchases of property and equipment, excluding acquisitions. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and does not represent the total increase or decrease in the cash balance presented in accordance with GAAP. The Company uses free cash flow as a measure of cash generated after spending on property and equipment. Free cash flow should not be considered as a substitute for net cash provided by operating activities prepared in accordance with GAAP. Additional details related to free cash flow are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release.

The following table provides a reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to free cash flow:

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net cash provided by operating activities	$50,621	$46,118	$227,943	$192,265
Less: Purchases of property and equipment	(43,186)	(45,539)	(165,335)	(131,671)

Free cash flow	$7,435	$579	$62,608	$60,594

Life Time Fitness Fourth Quarter and Full-Year 2011 Results – Page 12

Non-GAAP Net Income. Non-GAAP net income is a non-GAAP financial measure consisting of net income excluding the performance share-based compensation expense recognized in 2010 and 2011 relating to the performance share-based restricted stock granted in June 2009. The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to non-GAAP net income.

RECONCILIATION OF CONSOLIDATED NET INCOME TO CONSOLIDATED NON-GAAP NET INCOME

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net income	$19,843	$17,594	$92,617	$80,692
Performance share-based compensation expense	4,733	3,446	6,448	3,446

Non-GAAP net income	$24,576	$21,040	$99,065	$84,138

Non-GAAP Diluted Earnings Per Common Share. Non-GAAP diluted earnings per common share is a non-GAAP financial measure consisting of diluted earnings per common share excluding the per common share impact of the performance share-based compensation expense recognized in 2010 and 2011 related to the performance share-based restricted stock granted in June 2009. The following table provides a reconciliation of diluted earnings per common share, the most directly comparable GAAP measure, to non-GAAP diluted earnings per common share.

RECONCILIATION OF CONSOLIDATED DILUTED EARNINGS PER COMMON SHARE

TO CONSOLIDATED NON-GAAP DILUTED EARNINGS PER COMMON SHARE

(Unaudited)

	For the Three Months Ended			For the Year Ended		Annual
	December 31,			December 31,		Growth
	2011	2010		2011	2010	Rate
Diluted earnings per common share	$0.48	$0.43		$2.26	$2.00	13.0%
Performance share-based compensation expense	0.11	0.08		0.16	0.08	100.0%

Non-GAAP diluted earnings per common share	$0.59	$0.52	*	$2.42	$2.08	16.3%

*	rounding

Life Time Fitness Fourth Quarter and Full-Year 2011 Results – Page 13

Non-GAAP Income from Operations and Related Margin. Non-GAAP income from operations margin is a non-GAAP financial measure consisting of income from operations margin excluding the performance share-based compensation expense recognized in 2010 and 2011 related to the performance share-based restricted stock granted in June 2009. The following table provides a reconciliation of income from operations margin, the most directly comparable GAAP measure, to non-GAAP income from operations margin.

RECONCILIATION OF CONSOLIDATED INCOME FROM OPERATIONS

TO CONSOLIDATED NON-GAAP INCOME FROM OPERATIONS

(In thousands, except percentages)

(Unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Income from operations	$36,868	$34,605	$173,266	$160,759
Performance share-based compensation expense (pretax)	7,710	5,611	10,588	5,611

Non-GAAP income from operations	$44,578	$40,216	$183,854	$166,370

Income from operations as a percentage of total revenue	14.7%	15.5%	17.1%	17.6%
Performance share-based compensation expense (pretax) as a percentage of total revenue	3.1%	2.5%	1.0%	0.6%

Non-GAAP income from operations as a percentage of total revenue	17.8%	18.0%	18.1%	18.2%

Non-GAAP Operating Expenses. Non-GAAP operating expenses is a non-GAAP financial measure consisting of operating expenses excluding the performance share-based compensation expense recognized in 2010 and 2011 related to the performance share-based restricted stock granted in June 2009. The following table provides a reconciliation of operating expenses, the most directly comparable GAAP measure, to non-GAAP operating expenses.

RECONCILIATION OF CONSOLIDATED OPERATING EXPENSES

TO CONSOLIDATED NON-GAAP OPERATING EXPENSES

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Operating expenses	$214,046	$189,068	$840,408	$752,085
Less: Performance share-based compensation expense (pretax)	(7,710)	(5,611)	(10,588)	(5,611)

Non-GAAP operating expenses	$206,336	$183,457	$829,820	$746,474